As filed with the Securities and Exchange Commission on December 21, 2004

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO
SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934

APARTMENT INVESTMENT AND MANAGEMENT COMPANY
(Exact name of Registrant as Specified in its Charter)

Maryland	84-1259577

(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

4582 South Ulster Street Parkway, Suite 1100
Denver, Colorado 80237

(Address of principal executive offices)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☑
If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-113977

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered	Each Class is to be Registered

Class Y Cumulative Preferred Stock, par value $.01 per share (liquidation preference $25 per share)	The New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of Registrant’s Securities to be Registered.

                    This Registration Statement relates to the registration under the Securities Exchange Act of 1934, as amended, of shares of Class Y Cumulative Preferred Stock, par value $.01 per share (liquidation preference $25 per share) (the “Class Y Preferred Stock”), of Apartment Investment and Management Company, a Maryland corporation (the “Registrant”). The description of the Class Y Preferred Stock to be registered hereunder is set forth under the caption “Description of Class Y Cumulative Preferred Stock” in the Registrant’s Prospectus Supplement, dated December 16, 2004, with respect to the Class Y Preferred Stock (the “Prospectus Supplement”), filed pursuant to
Rule 424(b) promulgated under the Securities Act of 1933, as amended, relating to the Registrant’s Registration Statement on Form S-3 (No. 333-113977) filed with the Securities and Exchange Commission on March 26, 2004, which description is incorporated herein by reference.

Item 2.	Exhibits.

                    The Registrant intends to register the Class Y Preferred Stock on The New York Stock Exchange, on which exchange other securities of the Registrant are registered. Accordingly, copies of the following exhibits will be filed with The New York Stock Exchange, and are filed as exhibits to this Registration Statement:

3.1	Charter of Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2004).

3.2	Bylaws of Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2001).

3.3	Articles Supplementary relating to the Class Y Preferred Stock.

3.4	Form of Stock Certificate relating to the Class Y Preferred Stock.

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

APARTMENT INVESTMENT AND MANAGEMENT COMPANY
By:	/s/ Paul J. McAuliffe
	Name:	Paul J. McAuliffe
	Title:	Executive Vice President and Chief Financial Officer

Date: December 21, 2004

Exhibit Index

Exhibit No.	Description
3.1	Charter of Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2004).

3.2	Bylaws of Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2001).

3.3	Articles Supplementary relating to the Class Y Preferred Stock.

3.4	Form of Stock Certificate relating to the Class Y Preferred Stock.